EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AMG Oil Ltd.

We consent to the inclusion of our report dated December 4, 2007 with respect to the balance sheet of AMG Oil Ltd. as at September 30, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended September 30, 2007 and the cumulative totals for the development stage of operations and cash flows for the period from inception on February 20, 1997 to September 30, 2007 in the Registration Statement on Form S-4/A Amendment No. 1 and related prospectus of AMG Oil Ltd. to be filed with the United States Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in the prospectus.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants
Vancouver, British Columbia, Canada

May 5, 2008

7th Floor, Marine Building 355 Burrard Street, Vancouver, BC Canada V6C 2G8	Fax: Telephone: Web:	604.688.4675 604.687.1231 SmytheRatcliffe.com